Filed Pursuant to Rule 424(b)(3)
File No. 333-170408

P R O S P E C T U S

HARMONY METALS, INC.

50,000 SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK

PRICE PER SHARE:   $10.00
TOTAL OFFERING: $500,000

The name of our company is Harmony Metals, Inc. and we were incorporated in the State of Florida on October 19, 2009.  This is our initial public offering.  Our securities are not listed on any national securities exchange or the Nasdaq Stock Market.  We are offering a total of 50,000 shares of our Series A Convertible Preferred Stock, par value $.001 per share, in a direct public offering at a fixed price of $10 per share for the duration of the offering.  One (1) share of Series A Convertible Preferred Stock may be converted into 290 shares of our common stock at any time.  No additional payment is required in connection with such conversion.  In the event that a dividend or distribution is declared by the Board of Directors on the Series A Convertible Preferred Stock, the terms of the Series A Convertible Preferred Stock do not require that a fixed amount be payable to such holders.  In the event that we are liquidated, the holders of Series A Convertible Preferred Stock would be entitled to receive the amount of $10 per share plus any accumulated and unpaid dividends before any distribution is made to the holders of our common stock.  This prospectus also relates to the offering of up to 14,500,000 shares of our common stock, par value $.001 per share, which may be issued upon the conversion of the Series A Convertible Preferred Stock.  Our independent auditors have raised substantial doubt as to our ability to continue as a going concern, as expressed in its opinion on our financial statements included in this prospectus.

This is a best efforts offering that will not utilize any underwriters or broker-dealers.  The shares are being offered through our directors pursuant to an exemption as a broker/dealer under Rule 3a 4-1 of the Securities Exchange Act of 1934.  There is no minimum number of shares of Series A Convertible Preferred Stock that are required to be sold in the offering.  Proceeds from the sale of the shares, up to $500,000 if all the shares being offered are sold, may be used by us upon receipt.  We will not be placing any of these funds in an escrow account, and, as a result, any creditors of the Company may be able to gain access to these funds.  We are offering the shares from time to time on a continuous basis, but we may terminate the offering at any time.

The purchase of the securities offered through this prospectus involves a high degree of risk. See “Risk Factors” beginning on page 6.

	Offering Price Per Share	Offering Expenses(1)	Proceeds to Our Company
Per Share	$10.00	$0.53	$9.47
Total	$500,000	$26,320	$473,680
            __________

(1)   There are no underwriting discounts or commissions be paid in connection with this offering. Our directors will not receive any compensation for their role in offering or selling the shares in the offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS FEBRUARY 7, 2011.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. The registration statement containing this prospectus, including the exhibits to the registration statement, also contains additional information about Harmony Metals, Inc. and the securities offered under this prospectus. That registration statement can be read at the Securities and Exchange Commission's website (located at www.sec.gov) or at the Securities and Exchange Commission’s Public Reference Room mentioned under the heading “Where You Can Find More Information” of this prospectus.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document. Our business, financial condition or results of operations may have changed since that date.

REFERENCES

As used in this prospectus: (i) the terms “we”, “us”, “our”, and the “Company” mean Harmony Metals, Inc.; (ii) “SEC” refers to the Securities and Exchange Commission; (iii) “Securities Act” refers to the United States Securities Act of 1933, as amended; (iv) “Exchange Act” refers to the United States Securities Exchange Act of 1934, as amended; and (v) all dollar amounts refer to United States dollars unless otherwise indicated.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements included elsewhere herein.

Our Company

Harmony Metals, Inc., a development stage company, is a designer and manufacturer of upscale jewelry and lifestyle accessories for both men and women.  We were incorporated under the laws of the State of Florida on October 19, 2009. Our business strategy is to design and manufacture jewelry and lifestyle accessories based on original designs, which are inspired by nature and have an organic look and feel.  We make jewelry from recycled materials, whenever possible, and use manufacturing processes and chemicals that minimize the impact on the environment.

HARMONY METALS, INC. a Florida corporation

HARMONY METALS DESIGNS, INC. a Florida corporation (100% Owned Subsidiary)

For the period October 19, 2009, our inception, to September 30, 2010, we have generated revenues of $6,211 and have an accumulated deficit of $(4,819).  Our independent auditors have raised substantial doubt as to our ability to continue as a going concern, as expressed in its opinion on our financial statements included in this prospectus.  Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and repay our liabilities as they arise.  There can be no assurance that we will operate at a profit or such additional financing will be available, or if available, can be obtained on satisfactory terms.

Our principal executive office and manufacturing space is located at 55 Gilbert Street, San Francisco, California 94103.  Our telephone number is (501) 639-1909.

The Offering

The Issuer:	Harmony Metals, Inc.

Securities Offered:	50,000 shares of Series A Convertible Preferred Stock, par value $.001 per share. We believe that an offering of Series A Convertible Preferred Stock is more attractive than an offering of Common Stock, because there are currently no shares of Series A Convertible Preferred Stock outstanding and such holders will be entitled to a $10 per share liquidation preference, plus all accumulated and unpaid dividends on those shares, before any distribution is made on our common stock.

Offering price:	A fixed price of $10.00 per share for the duration of the offering.

Dividends:
In the event that a dividend or distribution is declared by the Board of Directors on the Series A Convertible Preferred Stock, the terms of the Series A Convertible Preferred Stock do not require that a fixed amount be payable to such holders.  Also, there is no preference associated with the issuance of dividends on the Series A Convertible Preferred Stock.  In the event a dividend or distribution is declared on the common stock of the Company, in cash or other property (other than a dividend of our common stock), the holders of the Series A Convertible Preferred Stock will be entitled to receive the amount of cash or property equal to the cash or property which would be received by the holders of the number of shares of common stock into which such shares of Series A Convertible Preferred Stock could be converted immediately prior to such dividend or distribution.

Optional Conversion:
Each share of Series A Convertible Preferred Stock may be converted, at the option of the holder, into 290 shares of our common stock, subject to adjustment in a number of circumstances described under “Description of Series A Convertible Preferred Stock.”  No additional payment is required in connection with such a conversion.

Voting Rights:
The holders of Series A Convertible Preferred Stock will vote, on an as converted basis, on the same matters as the holders of common stock and there is no limitation whatsoever on the voting rights associated with the Series A Convertible Preferred Stock.

Material Difference Between Series A Convertible Preferred Stock and Common Stock
The material differences between the Series A Convertible Preferred Stock and Common Stock are that holders of Series A Convertible Preferred Stock are entitled to receive (i) a liquidation Preference, as described above in “Securities Offered”, and (ii) payment of dividends, as a separate class, if declared, by the Board of Directors.  The holders of common stock are not entitled to receive such liquidation preference or any dividends paid to the holders of Series A Convertible Preferred Stock.  See “Description of Capital Stock” for more information.

Common Stock Outstanding:

Prior to Offering:	7,620,000 shares

Assuming sale of all Series A Convertible Preferred Stock and conversion of such shares into shares of common stock:	22,120,000 shares

Risk Factors:
See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our securities.  Such factors include, but are not limited to, being a start-up company that has earned minimal revenues and never operated profitably, needing additional financing to continue as a going concern, dependence on a single customer for substantially all of our revenues, substantial voting power being concentrated in the hands of our majority shareholder and our marketplace being very competitive.

Use of Proceeds:
We intend to use the net proceeds of this offering for general corporate purposes and working capital and the payment of expenses associated with this offering, including but not limited to, product development, manufacturing, developing our brand through sales and marketing programs, executive compensation and hiring consultants on an as needed basis.  See “Use of Proceeds” for additional information.

Summary of Financial Data

The following financial data has been derived from and should be read in conjunction with (i) our audited financial statements for the period from October 19, 2009, our inception, to September 30, 2010, together with the notes to these financial statements; (ii) and the sections of this prospectus entitled “Description of Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, included elsewhere herein.  Our historical results are not necessarily indicative of the results we may achieve in any future period.

Period from October 19, 2009 (inception) to September 30, 2010

Consolidated Statement of Operations Data:
Net Sales:	$6,211

Cost of Sales:	2,500

Gross Profit:	3,711

Expenses	8,530

Net (loss)	$(4,819)

Basic and diluted net (loss) per share	$—

Weighted average number of common shares outstanding	1,251,492

As of September 30, 2010

Consolidated Balance Sheet Data:
Cash and cash equivalents	$9,639
Working capital	9,639
Total assets	10,093
Total liabilities	—
Total shareholders’ equity	10,093

RISK FACTORS

An investment in our securities involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing our securities. Our business, operating results and financial condition could be seriously harmed due to any of the following risks.  You could lose all or part of your investment due to any of these risks.

Risks Related To Our Financial Condition and Business Model

Because we have only recently commenced business operations, we face a high risk of business failure.

We are a development stage company and recently commenced business operations.  As a result, we have no way to evaluate the likelihood that we will be able to operate our business successfully.  For the period October 19, 2009, our inception, to September 30, 2010, we have earned $6,211 in revenues and operated at a loss, and thus face a high risk of business failure.  Investing in a business in the start-up phase is riskier than investing in a business that already has a history of operations.

Because we may need additional financing to fund the development of our business, our independent auditors believe there is substantial doubt about our ability to continue as a going concern.

For the period October 19, 2009, our inception, to September 30, 2010, we had an accumulated deficit of $(4,819).  Our independent auditors have issued a going concern opinion and have raised substantial doubt as to our ability to continue as a going concern.  Our ability to continue as a going concern is dependent upon our ability to operate profitably and/or to obtain the necessary financing to meet our obligations and repay our liabilities when they come due.  The outcome of these matters cannot be predicted with any certainty at this time. Further, there is no history upon which to base any assumption as to the likelihood that we will prove ourselves successful.  These factors raise substantial doubt that the Company will be able to continue as a going concern.

When an auditor issues a going concern opinion, the auditor has substantial doubt that the company will continue to operate indefinitely and not go out of business and liquidate its assets. This is a significant risk to investors who purchase shares of our Series A Convertible Preferred Stock and common stock because there is an increased risk that we may not be able to generate cash and/or raise enough capital resources to remain operational for an indefinite period of time.  The independent auditor’s going concern opinion may inhibit our ability to raise financing, because potential investors’ could become concerned that we may not remain operational for an indefinite period of time resulting in investors failing to receive any return on their investment.

We are highly dependent on a key customer and the loss of this customer could harm our business.

We are highly dependent on one key customer, Turchin Love & Light Jewelry Collection, LLC, which accounts for substantially all of our sales revenues.  We anticipate that this customer will continue to represent a significant portion of our sales revenues; however, the customer is not obligated to continue purchasing jewelry and lifestyle accessories from us.  In the event that our relationship with this customer deteriorates for any reason, we could lose a significant portion of our sales revenues, which would have a material adverse impact on our results of operations, liquidity and financial condition.

Failure to attract additional customers to purchase our jewelry and lifestyle accessories for resale to the public would harm our business.

We need to attract additional customers to purchase our jewelry and lifestyle accessories that will, in turn, sell them on a retail basis.  There is no guarantee that we will be able to attract additional customers that will want to sell our jewelry and lifestyle accessories in sufficient quantities for resale to the public.  Our sales growth depends upon satisfying the demands of our customers and expanding our customer base.  Our existing and prospective customers have many alternative opportunities to purchase jewelry and lifestyle accessories from other companies. If we are not able to attract customers and sell them sufficient quantities of our products to grow our business, then the lack of growth and sales revenue could have an adverse financial effect on us, our results of operations, liquidity and financial condition.

Substantial voting power is concentrated in the hands of our majority shareholder, which enables the majority shareholder to exercise significant control of our Company, including the ability effectively to control decisions on all matters on which shareholders are entitled to vote.

Currently, Sahej Holdings, Inc., our majority shareholder, owns 6,500,000 shares of common stock of the Company, which is approximately 85.3% of the Company’s outstanding shares of common stock.  Accordingly, Sahej Holdings, Inc. has the effective power to elect all of the members of the Company's Board of Directors, amend the Company's Articles of Incorporation and Bylaws and effect or preclude fundamental corporate transactions involving the Company, including the acceptance or rejection of proposals relating to a merger of the Company or the acquisition of the Company by another entity.  Sahej Holdings, Inc. is, therefore, able to exert significant influence over the Company, including the ability effectively to control decisions on all matters on which shareholders are entitled to vote.  We need to sell at least 18,552 shares of Series A Convertible Preferred Stock in the offering in order for Sahej Holdings, Inc. to own less than a majority of the outstanding shares of capital stock of the Company on an as converted basis.   See “Security Ownership of Certain Beneficial Owners and Management” and “Description of Capital Stock.”

We have no arrangement or sources of additional capital and may have to curtail or liquidate our operations if additional capital is not available when we need it.

We currently have minimal operations and we have been operating at a loss.  We will require additional financing to sustain our business operations if we are not successful in earning revenues that meet or exceed our expenses or do not receive enough capital from this offering to enable us to continue operating our business.  Management believes that we will require a minimum of $50,000 of available capital for the next 12 months to cover the expenses associated with this offering ($26,320) and the reporting and other compliance requirements involving being a public company.  We have identified such costs as being primarily for audits, legal advice, filing expenses, printing, transfer agent fees, investor relations and shareholder communications.  Management believes that we will require an additional $450,000 for the next 18 months to finance anticipated activities to execute our business development and marketing plan.  We currently do not have any arrangements for financing and we may not be able to obtain financing when required.  Therefore, we may require additional financing through factoring of accounts receivable, loans and other arrangements, including the sale of additional common stock or preferred stock.  There can be no assurance that such additional financing will be available, or if available, can be obtained on satisfactory terms.  In the event that we do not have sufficient capital to support our operations we may have to curtail or liquidate our operations.

Additional issuances of equity securities will have a dilutive effect on the interests of our existing shareholders.

The shares of Series A Convertible Preferred Stock (and the shares of common stock issuable upon their conversion) are subject to dilution. The Board of Directors expects, and we may need to issue, additional shares of common stock or preferred stock in one or more series or classes to new investors in the future.  We have sole discretion to sell additional equity securities to new investors, and may even sell equity securities at a lower purchase price per share than the $10 per share offering price of the Series A Convertible Preferred Stock.  We may also sell new series or classes of equity securities with rights, preferences and privileges senior to the Series A Convertible Preferred Stock without your consent.  Any issuance of additional equity securities, regardless of valuation, will have a dilutive effect on your ownership interest of our Company and could adversely affect your rights with respect to your ownership of our Series A Convertible Preferred Stock or common stock.

The marketplace is very competitive.  Failure to successfully compete could harm the business.

We face intense competition in the jewelry industry.  Many other competitors are well established, have greater resources and have name and brand recognition.  We face intense competition from jewelry designers, substantially all of which are more established, better financed and better known in the marketplace.  Each of our jewelry design competitors will likely continue to maintain a position in offering their jewelry in the overall market and we may experience difficulties in establishing market share.

The value of our brand may be diminished if we are unable to adequately protect our brand names and designs.

We are susceptible to others imitating our jewelry and lifestyle accessory designs to give those items the same look and feel as our brand. We may not be able to successfully protect our intellectual property rights from infringement. In addition, the laws of many foreign countries do not protect intellectual property rights to the same extent as the laws of the United States. Imitation of our jewelry and lifestyle accessory designs, including their look and feel or other infringements of our intellectual property rights, could harm the value of our brand causing us added cost and lost or reduced revenue.

A decline in discretionary consumer spending may adversely affect the jewelry industry, our operations, and ultimately our profitability.

Luxury products, such as jewelry, are discretionary purchases for consumers.  Any reduction in consumer discretionary spending or disposable income may affect the jewelry industry more significantly than other industries.  Many economic factors outside of our control could affect consumer discretionary spending, including the financial markets, consumer credit availability, prevailing interest rates, energy costs, employment levels, salary levels, and tax rates.  Any reduction in discretionary consumer spending could materially adversely affect our business and financial condition.

The jewelry industry in general is affected by fluctuations in the prices of precious metals and precious and semi-precious stones.

The availability and prices of gold, diamonds, and other precious metals and precious and semi-precious stones may be influenced by cartels, political instability in exporting countries and inflation.  Shortages of these materials or sharp changes in their prices could have a material adverse effect on our results of operations or financial condition.  A significant change in prices of key commodities, including gold, could adversely affect our business or reduce operating margins and impact consumer demand if retail prices increase significantly.

Risks Related To This Offering

We may not receive enough capital from this offering to enable us to continue operating our business.

We are dependent on the availability of capital from this offering to proceed with our business plan.  We are selling the shares directly to public at a fixed price of $10 per share for the duration of the offering, without the use of a registered broker/dealer firm, so we may not sell a sufficient number of shares to successfully implement our business plan.  We have no commitments for additional capital as of the date of this prospectus and will not seek other capital until the termination of this offering.  Accordingly, investors are advised that the proceeds of this offering may not be sufficient to enable us to conduct our business; and, if additional sufficient capital is not received, we may have to curtail or liquidate our operations.

This is a risky investment because there is no minimum number of shares that must be sold in this offering.

There is no minimum number of shares that must be sold in this offering.  The funds raised in this offering may not be sufficient to defray the costs associated with making this offering and provide us with enough working capital to successfully launch our business.  Because there is no minimum number of shares that must be sold in this offering, the funds raised in this offering may not be sufficient to cover our operating expenses and, therefore, we may have to curtail or liquidate our operations.

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

There is presently no public market for our shares of common stock or Series A Convertible Preferred Stock.  There is no assurance that a trading market will develop or be sustained. Accordingly, you may have to hold the shares of Series A Convertible Preferred Stock or common stock indefinitely and may have difficulty selling them if an active trading market does not develop.  We currently plan to hire a securities broker to serve as our market maker by filing an application on our behalf to apply for quotation of our common stock on the Over-The-Counter Bulletin Board upon the effectiveness of the registration statement, of which this prospectus forms a part.  However, our shares of common stock may never be traded on the Over-The-Counter Bulletin Board, or, if traded, a public market may not materialize.  To date we have not solicited any securities brokers to become market makers of our common stock and there can be no guarantee that we will able to find a market maker to willing to file an application on our behalf to apply for quotation of our common stock on the Over-The-Counter Bulletin Board upon the effectiveness of the registration statement.  We anticipate that it may take approximately two months from the date of this prospectus for a market maker to file an application on our behalf to apply for quotation of our common stock on the Over-The-Counter Bulletin Board, and that it may take approximately four months from the date of this prospectus for our common stock to be quoted on the Over-The-Counter Bulletin Board.  However, any application filed by a market maker on our behalf to apply for quotation of our common stock on the Over-The-Counter Bulletin Board may not be approved.  If a public market for our common stock does not develop investors may not be able to re-sell their shares and may lose all of their investment.

If shareholders sell a large number of shares all at once or in blocks after this offering, the market price of our shares would most likely decline.

We are offering 50,000 shares of our Series A Convertible Preferred Stock at a fixed price of $10 per share for the duration of the offering, which are convertible into 14,500,000 shares of our common stock.  If all of the shares of Series A Convertible Preferred Stock offered in the offering are sold and assuming such shares are converted into shares of common stock, these shares of common stock will represent approximately 65.6% of the outstanding shares of common stock as of the date of this prospectus.  Our shares of common stock and Series A Convertible Preferred Stock are presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock or Series A Convertible Preferred Stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the Over-The-Counter Bulletin Board, the level of trading activity in our shares of common stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and ask quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

As a result of our registration statement being declared effective, of which this prospectus forms a part, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

As a result of our registration statement being declared effective, of which this prospectus forms a part, we will be required to remain current in our filings with the SEC in order for the shares of our common stock to be eligible for quotation on the Over-The-Counter Bulletin Board.  In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 or 60 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the Over-The-Counter Bulletin Board, investors may find it difficult to sell their shares.

State” blue sky” securities laws may limit your ability to resell our stock.

The “blue sky” securities laws of some states may impose restrictions upon the ability of investors to resell our shares in those states without registration or an exemption from the registration requirements. Accordingly, investors may have difficulty selling our shares and should consider the secondary market for our shares to be a limited one.

The offering price of $10.00 per share for the Series A Convertible Preferred Stock is speculative.

The offering price of $10.00 per share for the Series A Convertible Preferred Stock is fixed for the duration of the offering.  The offering price has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or actual or projected earnings of the Company or any other generally accepted criteria of value.

We do not pay any cash dividends.

We have not paid any cash dividends on our common stock and we do not presently contemplate the payment of any dividends.  Accordingly, there can be no assurance that you will receive any return from an investment in our Series A Convertible Preferred Stock. In the absence of the payment of dividends, any return on your investment would be realized only upon your sale of our stock.  We are not making any representations that an investment in our stock will be profitable or result in a positive return.

FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements that reflect our expectations and projections about our future results, performance, prospects and opportunities. These statements can be identified by the fact that they do not relate strictly to historical or current facts. We have tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “will,” “will be,” “would” and similar expressions. Although we believe that our expectations are based on reasonable assumptions, our actual results may differ materially from those expressed in, or implied by, the forward-looking statements contained in this prospectus as a result of various factors, including, but not limited to, those described above under the heading “Risk Factors” and elsewhere in this prospectus. Before you invest in the shares, you should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect.

Forward-looking statements speak only as of the date of this prospectus. Except as expressly required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention, and do not undertake, to update any forward-looking statements to reflect events or circumstances arising after the date of this prospectus, whether as a result of new information or future events or otherwise.

USE OF PROCEEDS

Our principal reasons for conducting this offering at this time are to raise capital for working capital and general corporate purposes, including but not limited to, product development, manufacturing, developing our brand through sales and marketing programs, executive compensation and hiring consultants on an as needed basis.  Total estimated offering expenses of $26,320 to be paid from the proceeds of the offering are for SEC registration fees ($36), Edgarization and printing expenses ($3,750), accounting fees and expenses ($3,750), legal fees and expenses ($15,250), blue sky fees and expenses ($1,050), transfer agent fees ($2,000), and miscellaneous expenses ($484) connected with this offering.  No other expenses of the offering are anticipated being paid from the proceeds of the offering.

We estimate that our net proceeds from the sale of the shares by us in this offering will be up to a maximum of $500,000, if all 50,000 shares of Series A Convertible Preferred Stock offered by this prospectus are sold and before deducting estimated offering expenses, and no proceeds, if none of the shares offered by this prospectus are sold.  We plan to prioritize the use the proceeds of this offering based upon various levels of sales of shares of the Series A Convertible Preferred Stock as set forth in the following table.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Offering Proceeds	$125,000	$250,000	$375,000	$500,000

Offering Expenses:
SEC Registration	36	36	36	36
Edgarization and printing	3,750	3,750	3,750	3,750
Accounting	3,750	3,750	3,750	3,750
Legal	15,250	15,250	15,250	15,250
Blue sky	1,050	1,050	1,050	1,050
Transfer Agent	2,000	2,000	2,000	2,000
Miscellaneous	484	484	484	484
Total Offering Expenses	26,320	26,320	26,320	26,320

Product Development	10,000	20,000	40,000	75,000
Sales and Marketing	10,000	25,000	25,000	25,000
Manufacturing	55,000	150,000	225,000	250,000
Executive Compensation	5,000	5,000	33,000	73,000
Working Capital	18,680	23,680	25,680	50,680
Total	$125,000	$250,000	$375,000	$500,000

The foregoing represents our best estimate of the allocation of the proceeds of this offering based on planned use of funds for the our operations and current objectives.  Our management will have broad discretion in determining the uses of the net proceeds of this offering.  We may reallocate funds from time to time if our management believes such reallocation to be in our best interest for uses that may or may not have been herein anticipated.  Pending the use of the proceeds from this offering, we do not intend to place such proceeds in any interest bearing investments.

MARKET FOR THE SHARES

There is no public market for our shares of Series A Convertible Preferred Stock or our common stock.  There can be no assurance that a market will develop, or, if such a trading market is developed, that it can be maintained with liquidity.  We presently have 100,000,000 shares of common stock authorized, of which 7,620,000 are currently issued and outstanding. None of these outstanding shares have been registered under the Securities Act, and all of which are deemed to be “restricted securities”, as that term is defined under Rule 144 promulgated under the Securities Act.  These shares will be available for sale in the public market subject to compliance with Rule 144 promulgated under the Securities Act or must be registered under the Securities Act. We currently have five (5) shareholders of record of our shares of common stock and no holders of our Series A Convertible Preferred Stock.  As of the date hereof, we have not provided to any shareholder registration rights to register under the Securities Act any shares of our Series A Convertible Preferred Stock or common stock.

Sales of substantial amounts of common stock in the public market following the offering could have an adverse effect on the price of the common stock and may make it more difficult for us to sell shares of common stock in the future at times and for prices that we deem appropriate.  Following the offering and assuming all of the shares offered hereby are sold, we will have outstanding 50,000 shares of Series A Convertible Preferred Stock (an additional 14,500,000 shares of common stock, if the shares of Series A Convertible Preferred Stock offered hereby are converted into shares of common stock), which will be freely tradable.

We currently plan to hire a securities broker to serve as our market maker by filing an application on our behalf to apply for quotation of our common stock on the Over-The-Counter Bulletin Board upon the effectiveness of the registration statement, of which this prospectus forms a part.   We anticipate that it may take approximately two months from the date of this prospectus for a market maker to file an application on our behalf to apply for quotation of our common stock on the Over-The-Counter Bulletin Board, and that it may take approximately four months from the date of this prospectus for our common stock to be quoted on the Over-The-Counter Bulletin Board.  However, any application filed by a market maker on our behalf to apply for quotation of our common stock on the Over-The-Counter Bulletin Board may not be approved.

The Penny Stock Rules

The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. If our shares fall within the definition of a penny stock they will become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse, excluding the value of one’s personal residence). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker- dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The penny stock rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of our shareholders to sell our shares of common stock in the secondary market.

DIVIDEND POLICY

The Series A Convertible Preferred Stock being offered by this prospectus does not carry a fixed periodic dividend. In the event a dividend or distribution is declared on our common stock, in cash or other property (other than a dividend of our common stock), the holders of the Series A Convertible Preferred Stock will be entitled to receive the amount of cash or property equal to the cash or property which would be received by the holders of the number of shares of common stock into which such shares of Series A Convertible Preferred Stock could be converted immediately prior to such dividend or distribution.  In the event that a dividend or distribution is declared by the Board of Directors on the Series A Convertible Preferred Stock, the terms of the Series A Convertible Preferred Stock do not require that a fixed amount be payable to such holders.  Also, there is no preference associated with the issuance of dividends on the Series A Convertible Preferred Stock.  We have not paid any dividends, and it is not anticipated that any dividends will be paid in the foreseeable future. The declaration and payment of dividends in the future will be determined by the Board of Directors in light of conditions then existing, including the company's earnings, financial condition, capital requirements and other factors.

DETERMINATION OF OFFERING PRICE, CONVERSION PRICE AND CONVERSION RATIO

Our management has arbitrarily determined the price of the shares of the Series A Convertible Preferred Stock we are offering for sale under this prospectus, as well as, the conversion price and the conversion ratio of the Series A Convertible Preferred Stock into common stock.  The offering price, conversion price and conversion ratio bear no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

●     our lack of operating history;

●     the proceeds to be raised by the offering;

●     the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholders; and

●     our relative cash requirements.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2010:

●     on an actual basis; and

●     on a pro forma as adjusted basis to reflect the receipt by us of the net proceeds from the sale of 50,000 shares of the Series A Convertible Preferred Stock at a fixed public offering price of $10.00 per share for the duration of the offering, after deducting our estimated offering expenses, which are estimated to be $26,320, and the conversion of all 50,000 shares of Series A Convertible Preferred Stock into an aggregate of 14,500,000 shares of common stock.

You should read the information set forth below in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus and our financial statements and related notes included elsewhere in this prospectus.

	Actual	Pro Forma As Adjusted
Cash and cash equivalents	$9,639	$483,319
Shareholders’ equity:
Series A Convertible Preferred Stock, $0.001 par value, 500,000 shares authorized, no shares issued and outstanding, actual; 500,000 shares authorized, and no shares issued or outstanding, pro forma as adjusted	—	—
Preferred stock (other than Series A Convertible Preferred Stock), $0.001 par value, 14,500,000 shares authorized, no shares issued and outstanding, actual, 14,500,000 authorized, no shares issued and outstanding, pro forma as adjusted	—	—
Common stock, par value $.001 per share, 100,000,000 shares authorized, 7,620,000 shares issued and outstanding, actual; 100,000,000 shares authorized, 22,120,000 shares issued and outstanding, pro forma as adjusted	7,620	22,120
Additional paid-in capital	7,292	492,792
Deficit accumulated during the development stage	(4,819)	(31,139)

Total shareholders’ equity	10,093	483,773

Total capitalization	$10,093	$483,773

DILUTION

Our net tangible book value as of September 30, 2010 was approximately $9,639, or $0.001 per share of common stock.  Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding.  After giving effect to the issuance and sale by us of 25%, 50%, 75% and 100% of the shares of Series A Convertible Preferred Stock in this offering at the public offering price of $10.00 per share, which has been fixed for the duration of the offering, and after deducting our estimated offering expenses in the amount of $26,320, and the conversion of such shares into shares of common stock, our pro forma as adjusted net tangible book value per share as of September 30, 2010 would have been approximately $0.01, $0.016, $0.019, and $0.022 per share, respectively.  The following table illustrates this dilution to new investors on a per common share basis:

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Pro forma public offering price per share after conversion(1)	$0.034	$0.034	$0.034	$0.034

Net tangible book value per share as of September 30, 2010	$0.001	$0.001	$0.001	$0.001

Increase per share attributable to new investors	$0.023	$0.017	$0.014	$0.011

Pro forma as adjusted net tangible book value per share after this offering	$0.01	$0.016	$0.019	$0.022

Dilution per share to new investors	$0.024	$0.018	$0.015	$0.012
________________

(1)	Based upon the conversion of one share of Series A Convertible Preferred Stock into 290 shares of Common Stock.

The following table sets forth as of September 30, 2010, on a pro forma as adjusted basis, the differences between (1) the number of shares of common stock purchased from us, the total consideration paid and the average price per share paid, in each case by our existing shareholders, and (2) the number of shares of common stock purchased from us, the total consideration paid and the average price per share paid, in each case by investors purchasing shares in this offering, based on the initial public offering price of $10.00 per share of Series A Convertible Preferred Stock and before deducting our estimated offering expenses.

	Shares Purchased		Total Consideration
	Number	Percent	Amount	Percent	Average Price Per Share
Existing shareholders	7,620,000	34.4%	$14,912	2.9%	$0.002
New investors	14,500,000	65.6%	$500,000	97.1%	$0.034
Total	22,120,000	100.0%	$514,912	100.0%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with (i) our audited financial statements for the period October 19, 2009, our inception, through September 30, 2010 and the related notes; and (ii) the section of this prospectus entitled “Description of Business” that appear elsewhere in this prospectus.  The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in the section entitled “Risk Factors”. Our financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Plan of Operations

We are a development stage company, incorporated in the State of Florida on October 19, 2009, as a for-profit company.  In April, 2010, we commenced providing our jewelry to the marketplace and have generated sales in the amount of $6,211 for the period October 19, 2009 (inception) to September 30, 2010, our fiscal year end.  We will require a minimum of $50,000 of available capital over the next 12 months to cover the expenses associated with this offering ($26,320) and the reporting and other compliance requirements involving being a public company, including transfer agent fees, investor relations and general office and administrative expenses.  This $50,000 of available capital will cover the costs of staying in business, but not expanding our business.  During the 18 months following the completion of this offering, we intend to implement our business development plan in two phases at an additional cost of $450,000.  To achieve our anticipated milestones and the projected dates of completion during Phase One, management believes that we will require $125,000 to finance anticipated activities. To achieve our anticipated milestones and the projected dates of completion during Phase Two, management believes that we will require $325,000 to finance anticipated activities.  (Phase One is focused on business development activities prior to contract manufacturing.  Phase Two is focused on business development activities commencing with contract manufacturing.)

The following table summarizes our anticipated milestones, projected dates of completion and estimated budget allocation for implementing both Phase One and Phase Two of our business development plan.

PHASE ONE
Anticipated Milestones	Projected Date of Completion	Estimated Budget Allocation($)

Complete Jewelry Designs and Molds	June 2011	10,000

Complete Jewelry Collection Prototypes	August 2011	15,000

Complete Final Samples of Jewelry Collection	September 2011	50,000

Complete Website	October 2011	20,000

Engage Sales Agents and Distributors and Sign Territorial Agreements	December 2011	5,000

Select Contract Manufacturer	December 2011	5,000

Select Advertising Firm for Designing Marketing Materials and Displays	September 2011	5,000

Additional Working Capital	0-9 Months	15,000

Total Phase One		125,000

PHASE TWO
Anticipated Milestones	Projected Date of Completion	Estimated Budget Allocation($)
MANUFACTURING AND PRODUCTION Complete Finished Goods Inventory of Jewelry	April 2012	250,000

MARKETING AND SALES Complete Promotional Materials and Displays	April 2012	25,000

MANAGEMENT & ADMINISTRATION Engage Chief Financial Officer	April 2012	25,000

Additional Working Capital	9-18 Months	25,000

Total Phase Two		325,000

If we are able to raise at least $400,000 but not all of the $500,000 in funds from this offering or from other sources as described below in “Liquidity and Capital Resources”, our management believes that we will be able to implement our business development plan in its entirety except that our executives will be paid minimal compensation.  In this event, our management will re-examine our business activities to use our resources most efficiently our focus will likely be on spending available funds on assuring that we retain our reporting status as a public company with the SEC, developing our jewelry designs, contract manufacturing, website design and sales and marketing activities.

If we are unable to raise at least $400,000 in funds, we will not be able to complete all of the milestones in our business development plan, and we will prioritize the use of proceeds as set forth in the “Use of Proceeds” discussion.  See “Use of Proceeds.”  If adequate funds are not available, then our ability to expand our business operations may be significantly hindered.  See “—Liquidity and Capital Resources” and “—Going Concern”.

Results of Operations for the Period from October 19, 2009 (Inception) through September 30, 2010

Revenues. The Company’s revenues for the period October 19, 2009, our inception, through September 30, 2010 were $6,211.  Our revenues have been derived from the sale of jewelry and lifestyle accessories to our customers and from no other sources.

Cost of Sales.The Company’s cost of sales for the period October 19, 2009, our inception, through September 30, 2010 was $2,500.  Our cost of sales includes the jewelry sales to our customers.

General and Administrative Expenses. General and administrative expenses for the period October 19, 2009, our inception, through September 30, 2010 were $8,530. General and administrative expenses consisted primarily of professional service fees relating to this offering and start-up expenses of the Company.

Cash Flows from Operating Activities

We have not generated positive cash flows from operating activities for the period from October 19, 2009, our inception, through September 30, 2010.  Operating expenditures during the current period included general and administrative costs.  Net cash used in operating activities for this was $4,419.

Cash Flows from Investing Activities

There were no cash flows from investing activities for the period from October 19, 2009, our inception, through September 30, 2010.

Cash Flows from Financing Activities

Net cash provided by financing activities for the period from October 19, 2009, our inception, through September 30, 2010 was $14,558.  We have financed our operations from the issuance of shares of our common stock.

Liquidity and Capital Resources

The following table sets forth our liquidity and capital resources as of September 30, 2010:

Cash and cash equivalents	$9,639
Working capital	9,639
Total assets	10,093
Total liabilities	—
Total shareholders’ equity	10,093

We will require a minimum of $50,000 of available capital over the next 12 months to cover the expenses associated with this offering ($26,320) and the reporting and other compliance requirements involving being a public company, including transfer agent fees, investor relations and general office and administrative expenses.  This $50,000 in capital will cover the costs of staying in business, but not permit us to expand our business operations.  In order to fully implement our business development plan, we anticipate needing an additional $125,000 for Phase One and an additional $325,000 for Phase Two, totaling an additional $450,000 in order to effectively execute our business plan.  Our business expansion will require significant capital resources that may be funded through the proceeds of this offering or private equity or debt financings, including loans from our shareholders.  However, there can be no assurance that we will be able to raise money in this fashion and have not entered into any agreements that would obligate a third party to provide us with capital.  Currently, our available cash is not sufficient to allow us to execute our business development plan.

As of the date of this prospectus, our current available funds will not be sufficient to continue maintaining our reporting status as a public company.  Management believes if we cannot maintain our reporting status as a public company, we will have to cease all efforts directed towards the Company. As such, any investments previously made in the Company would be lost in their entirety.  We currently have no external sources of liquidity, such as arrangements with banks or credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.  We have no plans to engage in a merger or sale of our business.

Going Concern

Our independent auditors have raised substantial doubt as to our ability to continue as a going concern, as expressed in its opinion on our financial statements included in this prospectus and in Note 1 to the Company’s financial statements.  We commenced operations on October 19, 2009 and have realized minimal revenues and operated at a loss since inception. As of September 30, 2010, we had working capital of $9,639 and an accumulated deficit of $(4,819).  Existing cash resources are currently not expected to provide sufficient funds through the upcoming year, and the capital expenditures required to achieve planned principal operations may be substantial.  These factors have led to our indenpendent auditor’s conclusion that it has substantial doubt as to our ability to continue as a going concern.

Our ability to continue as a going concern is dependent upon our ability to generate profitable business operations in the future and/or obtaining the necessary financing to meet our obligations and repay our liabilities. To date, we have operated at a loss and remained in business through the issuance of shares of our common stock.  We will require a minimum of $50,000 of available capital over the next 12 months to cover the expenses associated with this offering ($26,320) and the reporting and other compliance requirements involving being a public company, including transfer agent fees, investor relations and general office and administrative expenses.  Management's plan to continue as a going concern is based on us obtaining additional capital resources, including proceeds from the sale of its securities from this offering, the sale of its jewelry and lifestyle accessories, private financings and/or loans from our shareholders over the next 12 months.  See “—Plan of Operations” and “—Liquidity and Capital Resources”.

Material Commitments

There were no material commitments for the period from October 19, 2009, our inception, through September 30, 2010.

Purchase of Furniture and Equipment

We purchased furniture, equipment and tools in the amount of $500 on April 12, 2010, which we need to design and manufacture jewelry and lifestyle accessories.  We do not plan to make material expenditures on furniture, tools and equipment during the next 12 months.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Cash and Cash Equivalents

We consider all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. We have no cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Inventories

Inventories are valued at the lower of cost or market on a first-in, first-out (FIFO) basis, and include finished goods.

Revenue Recognition

We recognize revenue when:

•	Persuasive evidence of an arrangement exists;

•	Shipment has occurred;

•	Price is fixed or determinable; and

•	Collectibility is reasonably assured.

For the period from October 19, 2009 (inception) through September 30, 2010, we recognized revenues in the amount of $6,211.

Earnings (Loss) Per Share

We compute earnings per share in accordance with Statement of Accounting Standards No. 128, “Earnings per Share” (“SFAS No. 128”). Under the provisions of SFAS No. 128, basic earnings per share is computed by dividing the net income (loss) for the period by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing the net income (loss) for the period by the weighted average number of common and potentially dilutive common shares outstanding during the period.  There were no potentially dilutive common shares outstanding during the period from October 19, 2009 (inception) through September 30, 2010.

Income Taxes

We account for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”).  Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Fair Value of Financial Instruments

We consider that the carrying amount of financial instruments, including accounts payable, approximates fair value because of the short maturity of these instruments.

Recent Accounting Pronouncements

We have adopted all recently issued accounting pronouncements.  The adoption of the accounting pronouncements, including those not yet effective, is not anticipated to have a material effect on our financial position or results of operations.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are not subject to risks related to foreign currency exchange rate fluctuations.  Our functional currency is the United States Dollar. We do not transact our business in other currencies. As a result, we are not subject to exposure from movements in foreign currency exchange rates. We do not use derivative financial instruments for speculative trading purposes.

DESCRIPTION OF BUSINESS

Our Company

Harmony Metals, Inc., a development stage company, is a designer and manufacturer of upscale jewelry and lifestyle accessories for both men and women.  Our business strategy is to design and manufacture jewelry and lifestyle accessories based on original designs, which are inspired by nature and have an organic look and feel.  We make jewelry from recycled materials, whenever possible, and use manufacturing processes and chemicals that minimize the impact on the environment.

Our company structure is set forth in the following chart:

HARMONY METALS, INC. a Florida corporation

HARMONY METALS DESIGNS, INC. a Florida corporation (100% Owned Subsidiary)

For the period October 19, 2009, our inception, to September 30, 2010, we had an accumulated deficit in the amount of $(4,819).  Our independent auditors have raised substantial doubt as to our ability to continue as a going concern, as expressed in its opinion on our financial statements included in this prospectus.  Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due.  There can be no assurance that we will operate at a profit or such additional financing will be available, or if available, can be obtained on satisfactory terms.

Our principal executive office and manufacturing space is located at 55 Gilbert Street, San Francisco, California  94103.  Our telephone number is (501) 639-1909.  Harmony Metals, Inc. was incorporated on October 19, 2009.  Our wholly owned subsidiary, Harmony Metals Designs, Inc., was incorporated on June 17, 2010.  Our fiscal year ends on September 30.

Sales and Marketing

We are highly dependent on one key customer, Turchin Love & Light Jewelry Collection, LLC, which accounts for substantially all of our sales.  We plan to establish relationships with additional retailers and distributors; however, other than Turchin Love & Light Jewelry Collection, LLC, we do not have any such customers.

We plan to sell and market our jewelry and lifestyle accessories through attendance at major trade and industry exhibitions for jewelry, one-on-one sales meetings with individual customers and our anticipated website:  “harmonymetalsdesigns.com”.  We have registered the domain name, but have not yet began the development of this website. We intend to enter into sales and marketing agreements with independent representatives, each of whom is granted the exclusive right to sell and market our products in their respective territory; however, we currently have no such agreements in place. We expect that using independent sales representatives will expand our customer base and enable us to develop our brand.

Distribution

We intend to use independent distributors to attract new accounts with retail department stores, upscale retailers and boutiques.  We will provide distributors with sales tools, such as sales brochures, samples and displays to promote our products.  Distributors will solicit customer orders through attendance at major trade and industry exhibitions for jewelry and one-on-one sales meetings and will take purchase orders.  We will fill purchase orders from customers introduced to us by our distributors on terms agreed to by us and the customers.  The business relationship of the distributor with us will be an independent contractor relationship.  We intend to enter into sales and marketing agreements with independent distributors, each of whom is granted the exclusive right to sell and market our products in its respective territory or to a particular customer; however, we currently have no such agreements in place. We expect that using independent distributors will expand our customer base and enable us to develop our brand.

Principal Products

Our jewelry and lifestyle accessories consist of original designs made from precious metals, such as gold, platinum and palladium, and gemstones and other precious and semi-precious stones.  We have jewelry designs for rings, pendants, bracelets and necklaces and lifestyle accessory designs for key chains, money clips, cuff links and business card holders to accentuate our jewelry collection.  We sell our jewelry and lifestyle accessories at price points that reflect the market price of the base materials plus a price mark-up.  Our mark-up is typically determined by tripling the cost of the base materials; however, management may take markdowns to increase inventory turnover and as required to keep merchandise fresh and current.

Raw Materials

The raw materials purchased by us are from suppliers located in United States.  Our principal supplier for gemstones is Royal Gems, Inc., which is located in Miami, Florida.  Our principal supplier for precious metals is Brent Kruger Metals, Inc., which is located in Deerfield Beach, Florida.  We are not constrained in our purchasing by any contracts or agreements with any suppliers, manufacturers or distributors of the raw materials we use in our products.  We acquire diamonds, gemstones, precious metals and other raw materials based upon, among other things, availability and price on the open wholesale market.  All of our raw materials are readily available from a large number of suppliers, manufacturers and distributors in the United States and, if necessary, from abroad.  We use raw materials on a just-in-time basis and keep minimal inventory on hand.

Manufacturing

Jewelry manufacturing consists of designing molds and samples, buying materials, including gemstones and metals, arranging for jewelry to be made from these materials, and manufacturing the finished product.  We use Associated Jewelry, Inc., which is located in Miami, Florida, for our jewelry castings.  We plan to engage contract manufacturers to outsource manufacturing of our products and anticipate that we will enter into manufacturing agreements with them. We intend to utilize manufacturers located in the United States.  We currently have no agreements with any contract manufacturers.

Intellectual Property

Our trademarks are owned by us, and we may federally register our trademarks in the future; however, we currently do not have any federally registered trademarks.  We intend to copyright our jewelry and lifestyle accessory designs as the need arises; however, we  currently do not have any federally registered copyrights.

Competition

The jewelry industry is extremely competitive and has low barriers to entry.  The jewelry industry is fragmented and largely comprised of privately held companies, most of which are believed to be family owned and operated.  We primarily compete with other jewelry designers and manufacturers of upscale jewelry selling to retail jewelry stores, substantially all of which have greater experience, brand name recognition and financial resources than us.  We believe that our competitive strength lies in our ability to create eye-catching designs inspired by nature and having an organic look and feel. We will offer our customers original designs, including designs made from recycled materials, whenever possible, low prices and superior craftsmanship supported by year-round service, which we believe will allow us to compete effectively and differentiate ourselves from other brands in the marketplace.

Government Regulation

We are subject to government regulations that regulate businesses generally, such as compliance with regulatory requirements of federal, state, and local agencies and authorities, including regulations concerning workplace safety and labor relations.  In addition, our operations are affected by federal and state laws relating to marketing practices in the jewelry industry.  Environmental laws and regulations do not materially impact our operations.

Personnel

At February 7, 2011, we had one (1) full-time employee.  None of our personnel are covered by a collective bargaining agreement.  We believe that our relationships with our employees are good.

DESCRIPTION OF PROPERTY

We occupy an approximately 800 square foot space located in San Francisco, California, for office and manufacturing space, which is currently being leased on a month-to-month basis.  We do not use this space for retail space.  We believe that this space is presently adequate for our needs.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings nor are we aware of any legal proceedings pending or threatened against us or our properties.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors and executive officers and their respective ages as of February 7, 2011, are as follows:

Name	Age	Principal Positions With Us
Olivia G. Ruiz	44	Chief Executive Officer, President, Treasurer, Secretary and Director
Seth Weinstein	41	Director
Roudy Ambroise	36	Director

The following describes the business experience of each of our directors and executive officers, including other directorships held in reporting companies, if any:

Olivia G. Ruiz has served as the Chief Executive Officer and President since February 7, 2011 and Secretary and a Director of the Company since September 30, 2010.  Since August 2009, Ms. Ruiz has served as a director of Rainmakers Private Equity, an investment banking boutique.  From March 2004 until March 2009, Ms. Ruiz served as a director for the San Francisco office of Russell Stephens, LLC, a recruitment firm for banking and financial services professionals.  From July 2006 until December 2008, Ms. Ruiz served as the president and director of Anasazi Capital Corp., an SEC reporting company.  From February 2002 until March 2004, Ms. Ruiz provided executive-level operational support for Paul Capital Partners.  From September 1998 until August 2001, Ms. Ruiz served as senior vice president of Opal Financial Group coordinating institutional investment conferences throughout the United States.

Seth Weinstein has served as a Director of the Company since September 30, 2010.  Since April 2006, Mr. Weinstein has served as a managing member of Logan Equity Partners, LLC, a real estate investment management company in Boca Raton, Florida.  Since October 2004, Mr. Weinstein has served as the managing member of Crescent City Capital Advisors, LLC, a hedge fund in Boca Raton, Florida.  From September 2000 until June 2003, Mr. Weinstein was employed by Schonfeld Securities where he managed firm capital on a proprietary basis.  From June 1998 until August 2000, Mr. Weinstein was employed by Spear, Leeds & Kellogg as a portfolio manager and was responsible for handling of firm capital on a proprietary basis.  From May 1994 until March 1998, Mr. Weinstein was engaged as a trader and quantitative analyst for TCM Partners, a $40 million hedge fund in New York, New York.

Roudy Ambroise has served as a Director of the Company since September 30, 2010.  Since January 2005, Mr. Ambroise has served as the president and a director of Expedient Tax & Incorporation Service, Inc., located in Miami, Florida.  From March 2007 until July 2010, Mr. Ambroise served as lead collections representative for Complete Collections Services in Ft. Lauderdale, Florida.  From October 2004 until March 2007, Mr. Ambroise owned and operated two Pizza Rudini restaurants in Coral Springs, Florida.  From February 1995 until April 2002, Mr. Ambroise served as general manager of Samson Restaurants, Inc.

Term of Office

All of our directors hold office until the next annual meeting of the shareholders or until their successors are elected and qualified. Our officers are appointed by our board of directors and hold office until their earlier death, retirement, resignation or removal.

Significant Employees

There are no significant employees other than our executive officer.

Committees of the Board of Directors

After the closing of this offering, our board of directors intends to establish an audit committee, a compensation committee and a nominating and corporate governance committee. Our board may establish other committees from time to time to facilitate the management of our company.

Audit committee.  Our audit committee will oversee a broad range of issues surrounding our accounting and financial reporting processes and audits of our financial statements, including by (1) assisting our board in monitoring the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor's qualifications and independence and the performance of our internal audit function and independent auditors, (2) appointing, compensating, retaining and overseeing the work of any independent registered public accounting firm engaged for the purpose of performing any audits, reviews or attest services, and (3) preparing the audit committee report that may be included in our annual proxy statement or annual report on Form 10-K. We will have at least two directors on our audit committee, each of whom will be independent under the requirements of the NASDAQ Capital Market, the Sarbanes-Oxley Act and the rules and regulations of the SEC.  We expect that the initial members of our audit committee will be Seth Weinstein and Roudy Ambroise.  We expect that Seth Weinstein will be our audit committee chair and will be our audit committee financial expert as defined by the SEC rules implementing Section 407 of the Sarbanes-Oxley Act.

Compensation committee.  Our compensation committee will review and recommend our policies relating to compensation and benefits for our executive officers and other significant employees, including reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluating the performance of our executive officers relative to goals and objectives, determining compensation for these executive officers based on these evaluations and overseeing the administration of our incentive compensation plans.  The compensation committee will also prepare the compensation committee report that may be included in our annual proxy statement or annual report on Form 10-K. We will have at least two directors on our compensation committee, each of whom will be independent under the requirements of the NASDAQ Capital Market. We expect that the initial members of our compensation committee will be Roudy Ambroise and Seth Weinstein. We expect that Roudy Ambroise will be our compensation committee chair.

Nominating and corporate governance committee.  Our nominating and corporate governance committee will (1) identify, review and recommend nominees for election as directors, (2) advise our board of directors with respect to board composition, procedures and committees, (3) recommend directors to serve on each committee, (4) oversee the evaluation of our board of directors and our management, and (5) develop, review and recommend corporate governance guidelines and policies. We will have at least two directors on our nominating and corporate governance committee, each of whom will be independent under the requirements of the NASDAQ Capital Market.  We expect that the initial members of our nominating and corporate governance committee will be Seth Weinstein and Roudy Ambroise.  We expect that Roudy Ambroise will be our nominating and corporate governance committee chair.

Compensation Committee Interlocks and Insider Participation

Our board of directors does not have a compensation committee. Since inception, all of our executive compensation decisions have been made by our Board of Directors.

Code of Ethics

After the closing of this offering, our board of directors intends to adopt a code of ethics for our principal executive and senior financial officers. This code of ethics will apply to our principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions. After the effectiveness of the registration statement of which this prospectus forms a part, we intend to post the full text of this code on our Internet website, which is currently under development.  We intend to disclose future amendments to provisions of our code of ethics, or waivers of such provisions, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, as required by law or regulation.

Involvement in Certain Legal Proceedings

None of our directors, executive officers or control persons has been involved in any of the events prescribed by Item 401(f) of Regulation S-K during the past ten years, including:

1.
any petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

2.	any conviction in a criminal proceeding or being named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities:

i.
acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	engaging in any type of business practice; or

iii.	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any type of business regulated by the Commodity Futures Trading Commission, or involving securities, investment, insurance or banking activities, or to be associated with persons engaged in any such activity;

5.
being found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
being subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	any Federal or State securities or commodities law or regulation; or

ii.
any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
being subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Philosophy and objectives

Since our inception, all compensation decisions have been made by our Board of Directors.  The primary objective of our compensation policies and programs with respect to executive compensation is to serve our shareholders by attracting, retaining and motivating talented and qualified individuals to manage and lead our business. We will focus on providing a competitive compensation package that provides significant short and long-term incentives for the achievement of measurable corporate and individual performance objectives.  After to the closing of this offering, we intend to establish a compensation committee and future decisions regarding executive compensation will be the responsibility of that committee.

Elements of executive compensation

Base salary.  We will seek to provide our senior management with a level of base salary in the form of cash compensation appropriate to their roles and responsibilities. Base salaries for our executives will be established based on the executive’s qualifications, experience, scope of responsibilities, future potential and past performance and cash available to pay executive compensation. Base salaries will be reviewed annually and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. We will consider four factors in determining the base salaries of our named executive officers. These four factors are, in order of significance, (1) creating an incentive to achieve corporate goals, (2) individual performance, (3) cash available to pay compensation and (4) the total compensation each executive officer previously received while employed with us, if any.

Incentive cash bonuses.  Our practice will be to seek to award incentive cash bonuses to our executive officers based upon their individual performance, as well as our overall business and strategic objectives. In determining the amount of cash bonuses paid to our named executive officers, we will consider the same four factors as in determining their base salaries. We expect that our compensation committee will adopt formal processes for incentive cash bonuses during the next 12 months and will utilize incentive cash bonuses to reward executives for achieving corporate financial and operational goals and for achieving individual performance objectives.  We have not paid any incentive cash bonuses to our executive officers.

Long-term equity compensation.  We believe that successful long-term performance is achieved through an ownership culture that encourages long-term performance by our executive officers through the use of stock and stock-based awards. We intend to establish equity incentive plans to provide our employees, including our named executive officers, with incentives to help align those employees’ interests with the interests of our shareholders. We expect that our incentive plans will permit the grant of stock options, restricted shares and other stock awards to our executive officers, employees, consultants and non-employee board members. When we hire executive officers in the future, we expect to grant them stock-based awards that will generally vest over a four or five-year period. We believe that stock-based awards provide an incentive for these officers to continue their employment with us, provide our executive officers with an opportunity to obtain an ownership interest in our company and encourage them to focus on our long-term profitable growth. We believe that the use of stock-based awards will promote our overall executive compensation objectives and expect that equity incentives will continue to be a significant source of compensation for our executives. In determining amounts awarded to our named executive officers under our incentive plans, we will consider the same four factors (and use the same method of measurement) as in determining base salary. The third factor (cash available) has an indirect effect when determining long-term equity compensation. Specifically, to the extent that this factor causes us not to pay base salary or cash bonuses, it points toward providing long-term equity compensation.  We have not issued any long-term equity compensation to our executive officers.

Other compensation.  When we hire executive officers, our executive officers will be eligible to receive the same benefits, including non-cash group life and health benefits that are available to all employees. We may offer a 401(k) plan to our employees, including our executive officers. This plan will permit employees to make contributions up to a statutory maximum and will permit us to make matching or profit-sharing contributions. To date, we have not offered a 401(k) plan or made, or committed to make, any matching or profit-sharing contributions under a 401(k) plan.

Policies related to compensation

Guidelines for equity awards.  We have not formalized a policy as to the amount or timing of equity grants to our executive officers. We expect, however, that the compensation committee will approve and adopt guidelines for equity awards.  Among other things, we expect that the guidelines will specify procedures for equity awards to be made under various circumstances, address the timing of equity awards in relation to the availability of information about us and provide procedures for grant information to be communicated to and tracked by our finance department.  As of the date of this prospectus, we have not established a finance department.  We anticipate that the guidelines will require that any stock options or stock appreciation rights have an exercise or strike price not less than the fair market value of our common stock on the date of the grant.

Stock ownership guidelines.  As of the date of this prospectus, we have not established ownership guidelines for our executive officers or the Board of Directors.

Compliance with Sections 162(m) and 409A of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to certain executive officers, unless such compensation qualifies as performance-based compensation. Among other things, in order to be deemed performance-based compensation for Section 162(m) purposes, the compensation must be based on the achievement of pre-established, objective performance criteria and must be pursuant to a plan that has been approved by our shareholders. At least for the next several years, we expect the cash compensation paid to our executive officers to be below the threshold for non-deductibility provided in Section 162(m), and our equity incentive plans will afford our compensation committee with the flexibility to make a variety of types of equity awards to our executive officers, the deductibility of which will not be limited under Section 162(m).  However, our compensation committee, which we expect to form after this offering, will fashion our future equity compensation awards.  However, we do not now know whether any such awards will satisfy the requirements for deductibility under Section 162(m).

We also currently intend for our executive compensation program to satisfy the requirements of Internal Revenue Code Section 409A, which addresses the tax treatment of certain nonqualified deferred compensation benefits.

Executive Compensation

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our named executive officers for services performed for us during the period October 19, 2009, our inception, through September 30, 2010, in all capacities.

Summary Compensation Table

	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Name and Principal Position (a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)

Former CEO Patrick A. Norton(2)	2010	600	(2)	—	—	—	—	—	—	600
CEO and Secretary Olivia G. Ruiz(1)	2010	—		—	—	—	—	—	—	—
________________
(1)	Ms. Ruiz became our CEO on February 7, 2011 and Secretary on September 30, 2010.
(2)
We paid Mr. Patrick Allen Norton $600 for his services, which was arbitrarily determined by our Board of Directors as an appropriate amount of compensation to such person based on the amount of cash available for the payment of salary. Our Board of Directors in its discretion may approve the payment of additional salaries and the reimbursement of expenses to such person; however, we are not required to make any such payments pursuant to an employment agreement or otherwise.  Mr. Norton resigned as our CEO on February 7, 2011.

Potential Employment Agreement and Benefits

We have not entered into an employment agreement with our executive officers.  Our decision to enter into an employment agreement, if any, will be made by our compensation committee.  We believe that, following receipt of the net proceeds of the offering, our substantially improved cash position may enable us to compensate our executive officers and continue to expand and develop our business.  Our Board of Directors in its discretion may approve the payment of salaries and the reimbursement of expenses to our executive officers; however, we are not required to make any such payments pursuant to an employment agreement or otherwise.

Potential Payments Upon Termination or Change in Control

As of the date of this prospectus, there were no potential payments or benefits payable to our executive officers, upon their termination or in connection with a change in control.

Grants of Plan-Based Awards in Fiscal 2010

As of the date of this prospectus, we have not granted any plan-based awards to our executive officers.

Outstanding Equity Awards at Fiscal Year-End

As of the date of this prospectus, we do not have any outstanding equity awards to our executive officers.

Option Exercises and Stock Vested in Fiscal 2010

As of the date of this prospectus, our executive officers have neither exercised any options, nor did any unvested stock granted to executive officers vest.  As of the date of this prospectus, our executive officers do not have any stock options or unvested shares of stock of the Company.

Equity Incentive Plan

We do not expect to adopt an equity incentive plan during the next 12 months. When we adopt an equity incentive plan, the purposes of the proposed equity incentive plan are to attract and retain qualified persons upon whom our sustained progress, growth and profitability depend, to motivate these persons to achieve long-term company goals and to more closely align these persons' interests with those of our other shareholders by providing them with a proprietary interest in our growth and performance. Our executive officers will be eligible to participate in the plan.  We have not determined the amount of shares of our common stock to be reserved for issuance under the proposed equity incentive plan.

Compensation of Directors

All of our directors have been issued 40,000 shares of our common stock in consideration of their serving as directors.  All directors are reimbursed for out-of-pocket expenses for business related purposes.  We do not have any other arrangements for compensating our directors at this time.  Our director compensation program is determined by our Board of Directors.

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the following directors for services performed for us for the period October 19, 2009, our inception, through September 30, 2010 in all capacities.

DIRECTOR COMPENSATION

	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
	($)	($)	($)	($)	($)	($)	($)
Name (a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Olivia G. Ruiz	—	118	—	—	—	—	118
Seth Weinstein	—	118	—	—	—	—	118
Roudy Ambroise	—	118	—	—	—	—	118
_________________

(1)	The dollar amounts reflected above constitute the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of February 7, 2011, and as adjusted to reflect the sale of the shares offered in this offering on the assumption that all shares offered will be sold and converted into 14,500,000 shares of common stock, for:

•   each person or group known to us to beneficially own 5% or more of our common stock;

•   each of our directors and director nominees;

•   each of our named executive officers; and

•   all of our executive officers and directors as a group.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated below, each entity or person listed below maintains an address of 55 Gilbert Street, San Francisco, California  94103, except Patrick A. Norton maintains an address at 330 84th Street, No. 4, Miami, Florida 33141.

The number of shares beneficially owned by each shareholder is determined under rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after February 7, 2011 through the exercise of any stock option, warrant or other right.

		Percentage of shares outstanding
Beneficial owner	Number of shares beneficially owned	Before offering	After offering
Patrick A. Norton	1,000,000	13.1%	4.5%
Seth Weinstein	40,000	*	*
Roudy Ambroise	40,000	*	*
Olivia G. Ruiz	40,000	*	*
Sahej Holdings, Inc.(1)	6,500,000	85.3%	29.4%
All directors and executive officers as a group	1,120,000	14.7%	5.1%
____________

* Less than 1 percent.

(1)
Earline Nicole Taylor is the sole officer and director of this company.  Ms. Taylor maintains sole voting and investment control of these shares of common stock.  As a result, Ms. Taylor is deemed to beneficially own all of these shares of common stock.  The address of the company is 3004 NW 52nd Street, No. 2, Miami, Florida  33142.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

None

DESCRIPTION OF CAPITAL STOCK

General Matters

As of February 7, 2011, our authorized capital stock consisted of 100,000,000 shares of common stock, par value $.001 per share, and 15,000,000 shares of preferred stock, of which 500,000 shares were designated as “Series A Convertible Preferred Stock", par value $0.001. As of February 7, 2011, we had outstanding 7,620,000 shares of common stock and no shares of preferred stock. As of February 7, 2011, we had five (5) shareholders of record.

Upon the closing of this offering, our authorized capital stock will consist of 100,000,000 shares of common stock, 22,120,000 of which will be outstanding on the assumption that all 50,000 shares of Series A Convertible Preferred Stock offered hereby will be sold and converted into 14,500,000 shares of common stock.

The following summary describes the material provisions of our capital stock. We urge you to read our articles of incorporation and our bylaws, which are included as Exhibits 3.1 and 3.2 to the registration statement of which this prospectus forms a part.

Our articles of incorporation and bylaws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of our company unless the takeover or change in control is approved by our board of directors.

These provisions include elimination of the ability of shareholders to call special meetings and advance notice procedures for special meetings of shareholder proposals.

Common Stock

Voting rights

Each holder of common stock is entitled to one vote for each share held on all matters submitted to a vote of the shareholders. The holders of common stock do not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

Dividends

The holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor.

Other rights

In the event of a liquidation, dissolution or winding up of us, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference, if any, of any then outstanding preferred stock. Holders of our common stock are not entitled to preemptive rights and have no subscription, redemption or conversion privileges. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which our board of directors may designate and that we issue in the future.

Preferred Stock

Our board of directors is authorized to issue shares of preferred stock in one or more series, with such designations, preferences and relative participating, optional or other special rights, qualifications, limitations or restrictions as determined by our board of directors, without any further vote or action by our shareholders. We believe that the board of directors’ authority to set the terms of, and our ability to issue, preferred stock will provide flexibility in connection with possible financing transactions in the future. The issuance of preferred stock, however, could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments or payments upon a liquidation, dissolution or winding up of the Company.

Description of Series A Convertible Preferred Stock

Pursuant to its authority, our board of directors has designated 500,000 shares of the preferred stock that we now have authority to issue as the “Series A Convertible Preferred Stock”.  You will not have any preemptive rights if we issue other series of preferred stock.  The Series A Convertible Preferred Stock is not subject to any sinking fund. We have no right or obligation to redeem the Series A Convertible Preferred Stock.  The Series A Convertible Preferred Stock has a perpetual maturity and may remain outstanding indefinitely, subject to your right to convert the Series A Convertible Preferred Stock into common stock. Any Series A Convertible Preferred Stock converted or acquired by us will, upon cancellation, have the status of authorized but unissued shares of preferred stock of no designated series. We will be able to reissue these cancelled shares of preferred stock.

Voting Rights

The holders of Series A Convertible Preferred Stock will vote, on an as converted basis, on the same matters as the holders of common stock and there is no limitation whatsoever on the voting rights associated with the Series A Convertible Preferred Stock.

Dividends

In the event that a dividend or distribution is declared by the Board of Directors on the Series A Convertible Preferred Stock, the terms of the Series A Convertible Preferred Stock do not require that a fixed amount be payable to such holders.  There is no preference associated with the issuance of dividends on the Series A Convertible Preferred Stock.  In the event any dividend or other distribution payable in cash or other property (other than shares of our Common Stock) is declared on our Common Stock, each holder of shares of Series A Convertible Preferred Stock on the record date for such dividend or distribution shall be entitled to receive per share on the date of payment or distribution of such dividend or other distribution the amount of cash or property equal to the cash or property which would be received by the holders of the number of shares of Common Stock into which such share of Series A Convertible Preferred Stock would be converted pursuant immediately prior to such record date.

Conversion into Common Stock

You may convert the Series A Convertible Preferred Stock at a conversion rate of 290 shares of common stock for each share of Series A Convertible Preferred Stock.  No payment is required in connection with a conversion. We will not make any adjustment to the conversion price for accrued or unpaid dividends upon conversion. We will not issue fractional shares of common stock upon conversion. However, we will instead pay cash for each fractional share based upon the market price of the common stock on the last business day prior to the conversion date.

In order to convert your shares of Series A Convertible Preferred Stock, you must deliver your Series A Convertible Preferred Stock certificate to us at our office or to the office of the transfer agent for our common stock along with a duly signed and completed notice of conversion.

The conversion date will be the date you deliver your Series A Convertible Preferred Stock certificate and the duly signed and completed notice of conversion to us or our transfer agent. You will not be required to pay any U.S. federal, state or local issuance taxes or duties or costs incurred by us on conversion, but will be required to pay any tax or duty payable as a result of the common stock upon conversion being issued other than in your name. We will not issue common stock certificates unless all taxes and duties, if any, have been paid by the holder.

No commission or other remuneration will be paid or given, directly or indirectly, for soliciting a conversion.

Conversion Rate Adjustment

The conversion rate of 290 shares of common stock will be proportionately adjusted if:

(1)          we dividend or distribute common stock on shares of our common stock; or

(2)          we subdivide or combine our common stock.

If we are involved in a transaction in which shares of our common stock are converted into the right to receive other securities, cash or other property, or a sale or transfer of all or substantially all of our assets under which the holders of our common stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made so that your Series A Convertible Preferred Stock will convert into the kind and amount of the securities, cash or other property that would have been receivable upon the recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock immediately prior to the recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange.  The company formed by the consolidation, merger, asset acquisition or share acquisition shall provide for this right in its organizational document. This organizational document shall also provide for adjustments so that the organizational document shall be as nearly practicably equivalent to adjustments in this section for events occurring after the effective date of the organizational document.

The following types of transactions, among others, would be covered by this adjustment:

(1)           we consolidate or merge into any other company, or any merger of another company into us, except for a merger that does not result in a reclassification, conversion, exchange or cancellation of common stock,

(2)           we sell, transfer or lease all or substantially all of our assets and holders of our common stock become entitled to receive other securities, cash or other property, or

(3)           we undertake any compulsory share exchange.

Ranking

The Series A Convertible Preferred Stock will rank, with respect to dividend rights and upon liquidation, winding up and dissolution:

•          junior to all our existing and future debt obligations;

•          junior to “senior stock”, which is each other class or series of our capital stock other than (a) our common stock and any other class or series of our capital stock the terms of which provide that class or series will rank junior to the preferred stock and (b) any other class or series of our capital stock the terms of which provide that class or series will rank on a parity with the Series A Convertible Preferred Stock;

●        on a parity with “parity stock”, which is each other class or series of our capital stock that has terms which provide that such class or series will rank on a parity with the Series A Convertible Preferred Stock; and

•          senior to “junior stock”, which is our common stock and each class or series of our capital stock that has terms which provide that class or series will rank junior to the Series A Convertible Preferred Stock.

We do not currently have any outstanding capital stock, which is senior to or on parity with the Series A Convertible Preferred Stock.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our company or a reduction or decrease in our capital stock resulting in a distribution of assets to the holders of any class or series of our capital stock, each holder of shares of Series A Convertible Preferred Stock will be entitled to payment out of our assets available for distribution of an amount equal to $10.00 per share of the Series A Convertible Preferred Stock held by that holder, plus all accumulated and unpaid dividends on those shares to the date of that liquidation, dissolution, winding up or reduction or decrease in capital stock, before any distribution is made on any junior stock, including our common stock, but after any distributions on any of our indebtedness or shares of our senior stock. After payment in full of the liquidation preference and all accumulated and unpaid dividends to which holders of shares of Series A Convertible Preferred Stock are entitled, the holders will not be entitled to any further participation in any distribution of our assets. If, upon any voluntary or involuntary liquidation, dissolution or winding up of our company, or a reduction or decrease in our capital stock, the amounts payable with respect to shares of Series A Convertible Preferred Stock and all other parity stock are not paid in full, the holders of shares of Series A Convertible Preferred Stock and the holders of the parity stock will share equally and ratably in any distribution of our assets in proportion to the full liquidation preference and all accumulated and unpaid dividends to which each such holder is entitled.

Neither the voluntary sale, conveyance, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all of our property or assets nor the consolidation, merger or amalgamation of our company with or into any corporation or the consolidation, merger or amalgamation of any corporation with or into our company will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of our company or a reduction or decrease in our capital stock.

We are not required to set aside any funds to protect the liquidation preference of the shares of preferred stock, although the liquidation preference will be substantially in excess of the par value of the shares of the Series A Convertible Preferred Stock.

Material Differences between Series A Convertible Preferred Stock and Common Stock

The material differences between the Series A Convertible Preferred Stock and Common Stock are as follows:

•
Upon any voluntary or involuntary liquidation, dissolution or winding up of our company or a reduction or decrease in our capital stock resulting in a distribution of assets to the holders of any class or series of our capital stock, each holder of shares of Series A Convertible Preferred Stock will be entitled to payment out of our assets available for distribution of an amount equal to $10.00 per share of the Series A Convertible Preferred Stock held by that holder, plus all accumulated and unpaid dividends on those shares to the date of that liquidation, dissolution, winding up or reduction or decrease in capital stock, before any distribution is made on our common stock; and

•
The holders of Series A Convertible Preferred Stock are entitled to receive dividends as a separate class, if declared by the Board of Directors, and the holders of common stock are not entitled to receive, or share ratably in, any dividends paid to the holders of Series A Convertible Preferred Stock.

Anti-Takeover Effects of Our Articles of Incorporation, Our Bylaws and Florida Law

Authorized but unissued shares

The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without any further vote or action by our shareholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.

The existence of authorized but unissued shares of our common stock and our preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer or merger, or otherwise.

Shareholder action; advance notification of shareholder nominations and proposals

Our articles of incorporation and bylaws provide that any action required or permitted to be taken by our shareholders will have to be effected at a duly called annual or special meeting of shareholders and may be effected by a written consent in lieu of a meeting. Our articles of incorporation also require that special meetings of shareholders be called only by our board of directors, our Chairman, our Chief Executive Officer or our President.  In addition, our bylaws generally provide that candidates for director may be nominated and other business brought before an annual meeting only by the board of directors or by a shareholder who gives written notice, including certain information, to us no later than 90 days and not earlier than 120 days, prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year's annual meeting of shareholders. These provisions may have the effect of deterring hostile takeovers or delaying changes in control of our management, which could depress the market price of our common stock.

Number, election and removal of the board of directors

Upon the closing of the offering, our board of directors will consist of four (4) directors. Our articles of incorporation authorize a board of directors consisting of at least four (4), but no more than 11, members, with the number of directors to be fixed from time to time by our Board of Directors.  At each annual meeting of shareholders, directors will be elected for a one-year term to succeed the directors whose terms are then expiring. As a result, our Board of Directors will be elected each year.  Between shareholder meetings, directors may be removed by our shareholders only for cause, and the board of directors may appoint new directors to fill vacancies or newly created directorships. These provisions may deter a shareholder from removing incumbent directors and from simultaneously gaining control of the board of directors by filling the resulting vacancies with its own nominees. Consequently, the existence of these provisions may have the effect of deterring hostile takeovers.

Transfer Agent and Registrar

Our transfer agent and registrar is Globex Transfer, LLC, and its telephone number is (386) 206-1133

PLAN OF DISTRIBUTION

We are offering from time to time 50,000 shares of Series A Convertible Preferred Stock at a fixed price of $10.00 per share for the duration of the offering. We are offering the shares directly to the public until all of these shares are sold, however, we may terminate the offering prior to that time.  There is no minimum amount of shares that must be sold before we use the proceeds of this offering.  Proceeds will not be returned to investors if we sell less than all of the 50,000 shares of Series A Convertible Preferred Stock being offered in this prospectus.  The proceeds from the sales of the shares will be paid directly to us promptly following each sale and will not be placed in an escrow account.

The offering will be conducted by our directors.  Under Rule 3a 4-1 of the Exchange Act an issuer may conduct a direct offering of its securities without registration as a broker/dealer.  Such offering may be conducted by directors and officers who perform substantial duties for or on behalf of the issuer otherwise then in connection with securities transactions and who were not brokers or dealers or associated persons of brokers or dealers within the preceding 12 months and who have not participated in selling an offering of securities for any issuer more than once every 12 months, with certain exceptions.

Furthermore, such persons may not be subject to a statutory disqualification under Section 3(a)(39) of the Exchange Act and may not be compensated in connection with securities offerings by payment of commission or other remuneration based either directly or indirectly on transactions in securities and are not at the time of offering our shares are associated persons of a broker or dealer. Our directors meet these requirements.

How to Invest

Subscriptions for purchase of shares of Series A Convertible Preferred Stock offered by us pursuant to this prospectus can be made by completing, signing and delivering to us an executed copy of our Subscription Agreement and a check payable to the order of “Harmony Metals, Inc.” in the amount of $10.00 for each share of Series A Convertible Preferred Stock that you want to purchase.

Resale of our Shares

There is presently no public market for our shares of Series A Convertible Preferred Stock or common stock. There is no assurance that a trading market will develop or be sustained. Accordingly, you may have to hold the shares indefinitely and may have difficulty selling them if an active trading market does not develop.  We currently plan to hire a securities broker to serve as our market maker by filing an application on our behalf to apply for quotation of our common stock on the Over-The-Counter Bulletin Board upon the effectiveness of the registration statement, of which this prospectus forms a part.  We anticipate that it may take approximately two months from the date of this prospectus for a market maker to file an application on our behalf to apply for quotation of our common stock on the Over-The-Counter Bulletin Board, and that it may take approximately four months from the date of this prospectus for our common stock to be quoted on the Over-The-Counter Bulletin Board.  However, any application filed by a market maker on our behalf to apply for quotation of our common stock on the Over-The-Counter Bulletin Board may not be approved.

Management’s strategy is to seek to have our common stock, but not our Series A Convertible Preferred Stock, trade on the over-the-counter market and quoted on the over-the-counter bulletin board as soon as practicable after the termination of this offering.  However, to date, we have not solicited any securities brokers to become market makers of our common stock and there can be no guarantee that we will able to find a market maker to willing to file an application on our behalf to apply for quotation of our common stock on the Over-The-Counter Bulletin Board upon the effectiveness of the registration statement.  There can be no assurance that an active trading market for the common stock will develop or be sustained or that the market price of the common stock will not decline below the initial public trading price.  The initial public trading price will be determined by market makers independent of us.  You may convert our Series A Convertible Preferred Stock into common stock at any time.  See, “Description of Capital Stock - Description of Series A Convertible Preferred Stock”.

Even if a market develops for our common stock you may have difficulty selling our shares due to the operation of the SEC’s penny stock rules. These rules regulate broker-dealer practices in connection with transactions in “penny stocks.”  These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock.

The “blue sky” laws of some states may impose additional restrictions upon the ability of investors to resell our shares in those states.  Accordingly, investors may have difficulty selling our shares and should consider the secondary market for our shares to be a limited one.

LEGAL MATTERS

The validity of the securities offered hereby is being passed upon for our company by Law Offices of Michael H. Hoffman, P.A., Miami, Florida.

EXPERTS

The financial statements appearing in this prospectus and registration statement have been audited by Lake & Associates, CPA’s LLC, independent certified public accountants, as set forth in their report thereon appearing elsewhere in this prospectus and in the registration statement, and such report is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock offered hereby was employed on a contingency basis, or had, or is to receive, in connection with such offering, a substantial interest, direct or indirect, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF SEC POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Florida Business Corporation Act, our Articles of Incorporation and our Bylaws.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Form S-1 Registration Statement under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not include all of the information contained in the registration statement or the exhibits and schedules filed therewith. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We will file annual, quarterly and special reports and other information with the Securities and Exchange Commission. You can read these SEC filings and reports, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.  You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, NE, Washington, DC 20549, on official business days between the hours of 10:00 am and 3:00 pm. Please call the SEC at (800) SEC-0330 for further information on the operations of the public reference facilities. We will provide a copy of our annual report to security holders, including audited financial statements, at no charge upon receipt of your written request to us at Harmony Metals, Inc., 55 Gilbert Street, San Francisco, California 94103.

FINANCIAL STATEMENTS

Our audited consolidated balance sheet as of September 30, 2010, and the related consolidated statements of operations, shareholders’ equity and cash flows for the period October 19, 2009, our inception, through September 30, 2010 are included in this prospectus.  These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in United States Dollars.

HARMONY METALS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

SEPTEMBER 30, 2010

LAKE & ASSOCIATES, CPA’s LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of Harmony Metals, Inc.

We have audited the accompanying consolidated balance sheet of Harmony Metals, Inc. and Subsidiary (the “Company”) as of September 30, 2010, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the period October 19, 2009 (inception) through September 30, 2010. Harmony Metals, Inc. and Subsidiary’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Harmony Metals, Inc. and Subsidiary as of September 30, 2010 and the results of its operations and its cash flows for the period October 19, 2009 (inception) through September 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed further in Note 1, the Company has been in the development stage since its inception (October 19, 2009) and continues to incur a significant loss. The Company's viability is dependent upon its ability to obtain future financing and the success of its future operations. These factors raise substantial doubt as to the Company’s ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Lake & Associates, CPA’s LLC
Lake & Associates, CPA’s LLC
Schaumburg, Illinois
October 25, 2010

HARMONY METALS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2010
(Audited)

ASSETS

CURRENT ASSETS:
Cash and equivalents	$9,639

FIXED ASSETS:
Equipment, net	454

Total Assets	$10,093

LIABILITIES AND SHAREHOLDERS' EQUITY

SHAREHOLDERS' EQUITY:
Preferred stock (15,000,000 authorized;
par value $.001; none issued and outstanding)	$-
Common stock (100,000,000 shares authorized;
par value $.001; 7,620,000 issued and outstanding)	7,620
Additional paid in captal	7,292
Deficit accumulated during the development stage	(4,819)
Total Shareholders' Equity	10,093

Total Liabilities and Shareholders' Equity	$10,093

The accompanying notes are an intregal part of these statements.

HARMONY METALS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE PERIOD FROM OCTOBER 19, 2009 (INCEPTION) THROUGH SEPTEMBER 30, 2010

Net Sales		$6,211

Cost of Sales		2,500

Gross Profit		3,711

Expenses:
Depreciation		46
General and Administrative		8,484

Total Expenses		8,530

Net (loss) before Income Taxes		(4,819)

Provision for Income Taxes		-

Net (loss)		(4,819)

Basic and diluted net (loss) per common share	$	**
** Less than .01
Weighted average number of common shares outstanding		1,251,492

The accompanying notes are an intregal part of these statements.

HARMONY METALS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE PERIOD FROM OCTOBER 19, 2009 (INCEPTION) THROUGH SEPTEMBER 30, 2010

					Additional		Total
	Preferred Stock		Common Stock		Paid In	Accumulated	Shareholders'
	Shares	Amount	Shares	Amount	Capital	(Deficit)	Equity

Balance at November 3, 2009, common stock issued for cash, $0.001/share	-	$-	500,000	$500	$-	$-	$500

Common stock issued for cash on August 19, 2010, $0.00185/share	-	-	6,000,000	6,000	5,108		11,108

Common stock issued for cash on September 22, 2010, $0.00295/share	-	-	1,000,000	1,000	1,950		2,950

Common stock issued for services on September 30, 2010, $0.00295/share	-	-	120,000	120	234		354

Net (loss) for the period						(4,819)	(4,819)

Balance at September 30, 2010	-	$-	7,620,000	7,620	$7,292	$(4,819)	$10,093

The accompanying notes are an intregal part of these statements.

HARMONY METALS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM OCTOBER 19, 2009 (INCEPTION) THROUGH SEPTEMBER 30, 2010

OPERATING ACTIVITIES:
Net loss	$(4,819)
Issuance of common stock for services	354
Increase in depreciation	46

Net cash used in operating activities	(4,419)

INVESTING ACTIVITIES:
Increase in equipment	(500)

FINANCING ACTIVITIES:
Proceeds from issuance of common stock	14,558

NET INCREASE IN CASH	9,639

CASH BEGINNING BALANCE	-

CASH ENDING BALANCE	$9,639

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Taxes paid	$-
Interest paid	$-

The accompanying notes are an intregal part of these statements.

HARMONY METALS, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2010

NOTE 1 - DESCRIPTION OF BUSINESS AND DEVELOPMENT STAGE RISK

Description of Business

Harmony Metals, Inc., a Florida corporation (the “Company”, “we”, “us” and “our”), was incorporated on October 19, 2009, and conducts is operations through its sole operating subsidiary, Harmony Metals Designs, Inc., a Florida corporation, which was incorporated on June 17, 2010.  Our company structure is set forth in the following chart:

HARMONY METALS, INC. a Florida corporation

HARMONY METALS DESIGNS, INC. a Florida corporation (100% Owned Subsidiary)

Harmony Metals, Inc., a development stage company, is a designer and manufacturer of upscale jewelry and lifestyle accessories for both men and women.  The Company’s business strategy is to design and manufacture jewelry and lifestyle accessories based on original designs, which are inspired by nature and have an organic look and feel.  The Company is a socially and environmentally conscious company, which makes jewelry from recycled materials, whenever possible, and uses manufacturing processes and chemicals that minimize the impact on the environment.  The Company has designs for rings, pendants, bracelets and necklaces in platinum, gold and silver and lifestyle accessory designs for key chains, money clips, cuff links and business card holders to accentuate our jewelry collection. The Company’s fiscal year ends on September 30th.

Basis of Presentation

The accompanying consolidated financial statements have been prepared by the Company. The Company’s consolidated financial statements are prepared in accordance with generally accepted accounting principals in the United States of America (“US GAAP”). The consolidated financial statements of the Company include the Company and its sole subsidiary. All material inter-company balances and transactions have been eliminated.

Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management’s Plan to Continue as a Going Concern

The Company has met its historical working capital requirements from the sale of its capital shares.  In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management’s plans to obtain such resources for the Company include (1) obtaining capital from the sale of its securities, (2) the sale of its jewelry and accessories and (3) private financings and  borrowings, including loans from our shareholders  The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding sentence and eventually attaining profitable operations.

Development Stage Risk

The Company has earned minimal revenues from operations.  Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Accounting Standards Codification (“ASC”) 915 “Development Stage Entities”, which was previously Financial Accounting Standards Board Statement No. 7 (“SFAS 7”). Among the disclosures required by ASC 915 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, shareholders’ equity/(deficit) and cash flows disclose activity since the date of the Company’s inception.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. The Company has no cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Inventories

Inventories are valued at the lower of cost or market on a first-in, first-out (FIFO) basis, and include finished goods.

Equipment

Equipment is stated at cost, less accumulated depreciation.  Depreciation is provided using the straight-line method over the estimated useful life of five years.

Advertising Costs

Advertising costs are expensed as incurred.

Revenue Recognition

The Company recognizes revenue when:

•	Persuasive evidence of an arrangement exists;

•	Shipment has occurred;

•	Price is fixed or determinable; and

•	Collectibility is reasonably assured.

The Company closely follows the provisions of ASC 605, “Revenue Recognition”, which includes the guidelines of Staff Accounting Bulletin No. 104 as described above. For the period from October 19, 2009 (inception) to September 30, 2010, the Company recognized revenues in the amount of $6,211.

Earnings (Loss) Per Share

The Company computes earnings per share in accordance with ASC 260, “Earnings Per Share”, which was previously Statement of Accounting Standards No. 128, "Earnings per Share (“SFAS No. 128”). Under the provisions of SFAS No. 128, basic earnings per share is computed by dividing the net income (loss) for the period by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing the net income (loss) for the period by the weighted average number of common and potentially dilutive common shares outstanding during the period.  There were no potentially dilutive common shares outstanding during the period.

Income Taxes

The Company accounts for income taxes as outlined in ASC 740, “Income Taxes”, which was previously Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Fair Value of Financial Instruments

The Company considers that the carrying amount of financial instruments, including accounts payable, approximates fair value because of the short maturity of these instruments.

Recently Issued Accounting Pronouncements

The Company has adopted all recently issued accounting pronouncements.  The adoption of the accounting pronouncements, including those not yet effective, is not anticipated to have a material effect on the financial position or results of operations of the Company.

Subsequent Events

We evaluated subsequent events through the date and time our financial statements were issued on October 25, 2010.

NOTE 3 - EQUITY TRANSACTIONS

On November 3, 2009, the Company issued 500,000 shares of common stock to Sahej Holdings, Inc. for cash in the amount of $500.

On August 19, 2010, the Company issued 6,000,000 shares of common stock to Sahej Holdings, Inc. for cash in the amount of $11,108.

On September 22, 2010, the Company issued 1,000,000 shares of common stock to Patrick A. Norton, its former President and Chief Executive Officer, Treasurer, for cash in the amount of $2,950.

On September 30, 2010, the Company issued 120,000 shares of common stock to three directors for services rendered at a value of $354.

NOTE 4 – INCOME TAXES

The Company provides for income taxes under ASC 740, “Income Taxes”, which was previously Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net loss before provision for income taxes for the following reasons:

September 30,
2010
Income tax expense (asset) at statutory rate	$(1,638)
Valuation allowance	1,638

Income tax expense per books	$-0-

Net deferred tax assets consist of the following components as of:

September 30,
2010
NOL Carryover	$4,819
Valuation allowance	(4,819)

Net deferred tax asset	$-0-

Due to the change in ownership provisions of the Tax Reform Act of 1986, our net operating loss carry forward for the period October 19, 2009, our inception, through September 30, 2010 was $4,819, and for federal income tax reporting purposes is subject to annual limitations.  Should a change in our ownership occur, the net operating loss carry forward may be limited as to its use in future years.

NOTE 5 - CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. At September 30, 2010, the Company had no amounts in excess of the FDIC insured limit.

DEALER PROSPECTUS DELIVERY OBLIGATION

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations may not be relied on as having been authorized by us or any of the underwriters. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in our affairs since the date of this prospectus. This prospectus does not constitute any offer to sell, or solicitation of any offer to buy, by any person in any jurisdiction in which it is unlawful for any such person to make such an offer or solicitation. Neither the delivery of this prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of the prospectus.

Until May 8, 2011 (90 days from the effective date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.